December 1, 2022

State Street Bank and Trust Company

2495 Natomas Park Dr., Suite 400

Sacramento, CA 95833

Attention: Jason O’Neill, Vice President

Re: Franklin Templeton ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as ClearBridge Sustainable Infrastructure ETF (the “Portfolio”), which is expected to be launched on or about December 14, 2022.

In accordance with Section 20.6.2, the Additional Portfolio provision, of the Master Custodian Agreement dated as of April 18, 2016, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each management investment company party thereto, and State Street Bank and Trust Company (“State Street”), the Portfolio hereby requests that State Street act as Custodian for the Portfolio under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Appendix A attached hereto. In connection with such request, the Portfolio hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Portfolio and retaining one for your records.

     Sincerely,

FRANKLIN TEMPLETON ETF TRUST

By:  /s/ Navid J. Tofigh

Name:  Navid J. Tofigh

Title: Vice President and Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Jason O’Neill

Name: Jason O’Neill

Title: Vice President, Duly Authorized

Effective Date: December 14, 2022

APPENDIX A

to

Master Custodian Agreement

Franklin U.S. Low Volatility ETF (f/k/a Franklin Liberty U.S. Low Volatility ETF)

Franklin Investment Grade Corporate ETF (f/k/a Franklin Liberty Investment Grade Corporate ETF)

Franklin Dynamic Municipal Bond ETF (f/k/a Franklin Liberty Federal Intermediate Tax-Free Bond

Opportunities ETF)

Franklin Municipal Green Bond ETF (f/k/a Franklin Liberty Federal Tax-Free Bond ETF)

Franklin Senior Loan ETF (f/k/a Franklin Liberty Senior Loan ETF)

Franklin High Yield Corporate ETF (f/k/a Franklin Liberty High Yield Corporate ETF)

Franklin International Aggregate Bond ETF (f/k/a Franklin Liberty International Aggregate Bond ETF)

Franklin U.S. Core Bond ETF (f/k/a Franklin Liberty U.S. Core Bond ETF)

Franklin Systematic Style Premia ETF (f/k/a Franklin Liberty Systematic Style Premia ETF)

Franklin U.S. Treasury Bond ETF (f/k/a Franklin Liberty U.S. Treasury Bond ETF)

Franklin Ultra Short Bond ETF (f/k/a Franklin Liberty Ultra Short Bond ETF)

Franklin International Core Dividend Tilt Index ETF (f/k/a Franklin LibertyQ International Equity

Hedged ETF)

Franklin Emerging Market Core Dividend Tilt Index ETF (f/k/a Franklin LibertyQ Emerging Markets

ETF)

Franklin U.S. Core Dividend Tilt Index ETF (f/k/a Franklin LibertyQ Global Dividend ETF)

Franklin U.S. Equity Index ETF (f/k/a Franklin LibertyQ Global Equity ETF)

Franklin U.S. Small Cap Multifactor Index ETF (f/k/a Franklin LibertyQ U.S. Small Cap Equity ETF)

Franklin U.S. Mid Cap Multifactor Index ETF (f/k/a Franklin LibertyQ U.S. Mid Cap Equity ETF)

Franklin U.S. Large Cap Multifactor Index ETF (f/k/a Franklin LibertyQ U.S. Equity ETF)

Franklin FTSE Asia ex Japan ETF

Franklin FTSE Australia ETF

Franklin FTSE Brazil ETF

Franklin FTSE Canada ETF

Franklin FTSE China ETF

Franklin FTSE Europe ETF

Franklin FTSE Europe Hedged ETF

Franklin FTSE France ETF

Franklin FTSE Germany ETF

Franklin FTSE Hong Kong ETF

Franklin FTSE India ETF

Franklin FTSE Italy ETF

Franklin FTSE Japan ETF

Franklin FTSE Japan Hedged ETF

Franklin FTSE Mexico ETF

Franklin FTSE Russia ETF

Franklin FTSE South Korea ETF

Franklin FTSE Switzerland ETF

Franklin FTSE Taiwan ETF

Franklin FTSE United Kingdom ETF

Franklin FTSE Latin America ETF

Franklin FTSE Saudi Arabia ETF

Franklin FTSE South Africa ETF

Franklin Disruptive Commerce ETF

APPENDIX A

-Continued-

Franklin Genomic Advancements ETF

Franklin Intelligent Machines ETF

Franklin Exponential Data ETF

BrandywineGLOBAL - Dynamic US Large Cap Value ETF

Martin Currie Sustainable International Equity ETF

ClearBridge Sustainable Infrastructure ETF